                                                                    EXHIBIT 99.1

                        ---------------------------------

                               RETENTION AGREEMENT

                                     BETWEEN

                                  WILLIAM HAGUE

                                       AND

                          CINGULAR WIRELESS CORPORATION

--------------------------------------------------------------------------------

                               RETENTION AGREEMENT

1.  Effective Date.......................................................   1

2.  Retention Period.....................................................   1

3.  Signing Bonus........................................................   1

4.  Compensation and Benefits............................................   2

      (a)   Base Salary..................................................   2

      (b)   Incentive Compensation.......................................   2

      (c)   Welfare Benefits.............................................   2

5.  Termination of Employment............................................   2

      (a)   Death........................................................   2

      (b)   Disability...................................................   2

      (c)   Termination by the Company...................................   3

      (d)   Termination by Executive.....................................   3

      (e)   Notice of Termination........................................   3

      (f)   Date of Termination..........................................   3

6.  Obligations of the Company upon Termination..........................   4

      (a)   Termination by Executive in a Voluntary
            Termination; Termination by the Company
            Other Than for Cause or Disability...........................   4

      (b)   Death or Disability..........................................   5

      (c)   Cause or Resignation Other Than a Voluntary Termination......   5

      (d)   Expiration of Retention Period...............................   5

      (e)   Resignations.................................................   5

7.  Non-exclusivity of Rights............................................   5

8.  Full Settlement; No Obligation to Mitigate...........................   5

9.  Certain Additional Payment by the Company............................   5

10. Costs of Enforcement.................................................   7

11. Representations and Warranties.......................................   8

12. Restrictions on Conduct of Executive.................................   8

      (a)   General......................................................   8

      (b)   Definitions..................................................   8

      (c)   Restrictive Covenants........................................   9

      (d)   Enforcement of Restrictive Covenants.........................   11

13. Assignment and Successors............................................   12

14. Miscellaneous........................................................   12

                               RETENTION AGREEMENT

      This RETENTION Agreement (this "Agreement") is made and entered into this 24th day of June 2005 by and between Cingular Wireless Corporation (the "Company"), and William Hague ("Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

      Executive currently serves as the President, Western Region of Cingular Wireless Corporation and formerly was an employee of AT&T Wireless Services, Inc. ("AWE"). In addition, Executive is a participant in the AT&T Wireless Senior Officer Severance Plan (the "Severance Plan"). On October 26, 2004, AWE was acquired by the Company (the "Merger"). The Company desires to provide a financial incentive to retain Executive as an officer of the Company from and after the Effective Date, and Executive is willing to continue active employment with the Company, in accordance with the terms and conditions of this Agreement. From and after the Effective Date, Executive's rights and benefits payable pursuant to the Severance Plan will be superseded in the entirety by this Agreement.

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Effective Date. This Agreement is effective as of June 24, 2005 (the "Effective Date").

      2.Retention Period. Unless earlier terminated herein in accordance with
Section 5 hereof, Executive's Retention Period hereunder shall be for a term beginning on the Effective Date and ending on January 1, 2008.

      3.Signing Bonus. As soon as administratively feasible following the Effective Date of this Agreement, the Company will pay to Executive a sum of $250,000 in cash, subject to applicable tax withholding (the "Signing Bonus"), and will grant to Executive an award of restricted stock units (the "RSUs") under, and subject to the terms and conditions of, the Cingular Wireless Long Term Compensation Plan (the "Plan"). The RSUs will be settled in cash upon vesting, based upon a Valuation Price (as defined in the Plan) determined with respect to 18,729 shares of common stock of BellSouth Corporation and 19,697 shares of common stock of SBC Communications, Inc. The RSUs will vest in accordance with the following schedule, subject to Executive's continued employment on each vesting date:

Vesting Date             Vested Bell South RSUs        Vested SBC RSUs
 January 1, 2006                4,803                        5,051

 January 1, 2007                4,803                        5,051

 January 1, 2008                9,123                        9,595

      Upon the termination of Executive's employment for any reason other than Executive's death or Disability, any unvested RSUs will be forfeited.

      4. Compensation and Benefits.

            (a) Base Salary. Executive's initial base salary at the Effective Date (the "Base Salary") will be $300,322. The Company may, in its discretion, increase or decrease Executive's Base Salary from time to time during the Retention Period; provided, however, that Executive's Base Salary shall not be reduced to an amount less than Executive's Base Salary at the Effective Date. Such adjusted salary then shall become Executive's Base Salary for purposes of this Agreement.

            (b) Incentive Compensation. Executive's initial target annual incentive bonus potential, expressed and calculated as a percentage of Base Salary (the "Target Annual Bonus") shall be 55% and the initial aggregate targeted annual value (based upon the Company's standard valuation methodology then in use) of long-term incentive or equity compensation awards made available to Executive (the "Target Long-Term Incentive Compensation") will be $800,000, such amounts being equal to Executive's target annual bonus potential and the aggregate targeted annual value of long-term incentive or equity compensation awards, respectively, in effect or made available to Executive immediately prior to the Merger, without regard to any accelerated payout of such long-term initiative or equity compensation resulting from the Merger. The Company may, in its discretion, increase or decrease Executive's Target Annual Bonus and/or Target Long-Term Incentive Compensation from time to time during the Retention Period; provided, however, that neither Executive's Target Annual Bonus nor Executive's Target Long-Term Incentive Compensation shall be reduced to an amount less than Executive's Target Annual Bonus or Target Long-Term Incentive Compensation, respectively, at the Effective Date. Such adjusted Target Annual Bonus and/or Target Long-Term Incentive Compensation then shall become Executive's Target Annual Bonus and/or Target Long-Term Incentive Compensation, respectively, for purposes of this Agreement. Nothing herein requires the Company, the Board of Directors, or the Compensation Committee to maintain any particular plan, practice, policy or program or to pay an annual bonus or make grants of incentive or other awards in any year.

            (c) Welfare Benefits. During the Retention Period, Executive and Executive's eligible dependents shall be eligible for participation in, and shall receive benefits under, the welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription drug, dental, disability, employee life, accidental death and travel accident insurance plans and programs) ("Welfare Plans"), which, through 2005, are on terms and conditions which, when taken as a whole, are substantially comparable to those provided by AWE to Executive immediately prior to the Merger, and which, during the remainder of the Retention Period, are equivalent to such welfare benefits provided generally by the Company to its officers. Nothing herein requires the Company, the Board of Directors, or the Compensation Committee to maintain any particular plan, practice, policy or program.

      5. Termination of Employment.

            (a) Death. Executive's employment shall terminate automatically upon Executive's death during the Retention Period.

            (b) Disability. If the Company determines in good faith that the Disability (as defined below) of Executive has occurred during the Retention Period, it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall have the same meaning as provided in the long-term disability plan or policy maintained by the Company and covering Executive. If no such long-term disability plan or policy is maintained, "Disability" shall mean the inability of Executive, as determined by the Company, to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of 180 nonconsecutive days in any 12-month period. At the request of Executive or his personal representative, the Company's determination that the Disability of Executive has occurred shall be certified by a physician mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

            (c) Termination by the Company. The Company may terminate Executive's employment during the Retention Period with or without Cause. For purposes of this Agreement, "Cause" shall mean Executive's:

                  (i) engaging in an act (or acts) of willful dishonesty involving the Company or its affiliated companies or their business(es) that is demonstrably injurious to the Company or its affiliated companies, or

                  (ii) refusal or failure to attempt to follow reasonable instructions of the Company's Board of Directors or its Chief Executive Officer, Chief Operating Officer, or Executive's supervising officer, or

                  (iii) conviction of a crime classified as a felony.

            (d) Termination by Executive. Executive's employment may be terminated by Executive during the Retention Period at any time or it may be terminated as a "Voluntary Termination." For purposes of this Agreement, "Voluntary Termination" shall mean any resignation by Executive, for any reason or for no reason, during the period beginning on January 1, 2006 and ending on February 28, 2006, subject to the notification requirements contained in subsections (e) and (f) below.

            (e) Notice of Termination. Any termination by the Company for Cause, or by Executive whether or not as a Voluntary Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 14(e) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) specifies the termination date. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of a Voluntary Termination or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

            (f) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the date specified in the Notice of Termination; (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be; and (iv) if Executive's employment is terminated by Executive (whether or not a Voluntary Termination), the Date of Termination shall be 90 days following the Company's receipt of the Notice of Termination, unless the Company specifies an earlier Date of Termination, provided, however, in the event of a Voluntary Termination, Executive may not provide the Notice of Termination prior to January 1, 2006.

      6. Obligations of the Company upon Termination.

            (a) Termination by Executive in a Voluntary Termination; Termination by the Company Other Than for Cause or Disability. If, during the Retention Period, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate employment in a Voluntary Termination, and only if Executive executes a complete release and waiver of claims in a form provided by and acceptable to the Company in its discretion, the Company shall provide to Executive in a single lump sum cash payment within 30 days after the Date of Termination, the aggregate of the following amounts, subject to applicable tax withholding:

                  (i) the sum of the following amounts, to the extent not previously paid to Executive (the "Accrued Obligations"): (1) Executive's Base Salary through the Date of Termination, (2) any accrued vacation pay through the Date of Termination, in accordance with the Company's applicable vacation policies (3) reimbursement for reasonable and necessary business expenses incurred by Executive through the Date of Termination and in accordance with the Company's applicable expense reimbursement policies, and (4) Executive's annual bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has been determined but not paid as of the date of Termination; and

                  (ii) in the event that the Date of Termination occurs prior to October 26, 2006, the second anniversary of the consummation of the Merger, a severance payment equal to the difference obtained by subtracting (i) the sum of
(a) the Signing Bonus and (b) the aggregate cash amounts paid upon the vesting of, and payment of dividend equivalent amounts with respect to, the RSUs through the Date of Termination, from (ii) the product obtained by multiplying (x) 2.5, by (y) the sum of Executive's then-current Base Salary and Target Annual Bonus; or

                  (iii) in the event that the Date of Termination occurs on or between October 26, 2006 and December 31, 2007, a severance payment equal to the sum of Executive's then-current Base Salary and Target Annual Bonus; and

                  (iv) an amount, determined by the Company in good faith, equal to the projected cost, on an after-tax basis, for Executive to maintain coverage for himself and his eligible dependents under the Company's Welfare Plans, (i) for a period of 2.5 years, if the Date of Termination occurs prior to October 26, 2006, or (ii) for a period of one (1) year, if the Date of Termination occurs on or between October 26, 2006 and December 31, 2007. Except with respect to the foregoing payment provision, this Agreement shall not otherwise modify the Company's standard COBRA procedures or administration, including, without limitation, Executive's obligation to notify the Company promptly if Executive or any of his covered dependents become eligible for benefits under the group health plan of another employer or entitled to Medicare benefits; and

                  (v) an amount, determined by the Company in good faith, equal to the projected cost, on an after-tax basis, for Executive to receive (i) outplacement assistance coverage through an outside management consulting firm selected by the Company (such amount for outplacement assistance coverage not to exceed $35,000), and (ii) financial counseling through a financial advisor selected by the Company, for a period of two (2) years, if the Date of Termination occurs prior to October 26, 2006.

            (b) Death or Disability. If Executive's employment is terminated by reason of his death or Disability during the Employment Period, the RSUs will vest in full and this Agreement shall terminate without further obligations to Executive or his estate, beneficiaries or legal representatives, other than for payment of Accrued Obligations and the timely payment or provision of benefits under such plans, programs, practices and policies relating to death or disability benefits, if any, as are applicable to Executive or his family on the Date of Termination. Accrued Obligations shall be paid to Executive or his estate, beneficiary or legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

            (c) Cause or Resignation other than a Voluntary Termination. If Executive's employment shall be terminated for Cause during the Retention Period, or if Executive resigns his employment during the Retention Period and such resignation does not constitute a Voluntary Termination, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations.

            (d) Expiration of Retention Period. Upon expiration of the Retention Period, this Agreement shall terminate without further obligations to Executive.

            (e) Resignations. Termination of Executive's employment for any reason whatsoever shall constitute Executive's resignation as an officer of the Company, its subsidiaries and affiliates.

      7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any employee benefit plan, program, policy or practice provided by the Company and for which Executive may qualify, except as specifically provided herein. During the Retention Period, Executive shall not be entitled to severance benefits under any other plan or program maintained by the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any employee benefit plan, policy, practice or program of the Company, its subsidiaries or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

      8. Full Settlement; No Obligation to Mitigate. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as explicitly provided herein, such amounts shall not be reduced whether or not Executive obtains other employment.

      9. Certain Additional Payments by the Company.

            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the Company. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Company hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Company shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

            (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            (e) Notwithstanding any other provision of this Section 9, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

      10. Costs of Enforcement. The Company shall reimburse Executive, on a current basis, for up to $10,000 in reasonable legal fees and related expenses incurred by Executive, if any, incurred (i) by Executive in contesting or disputing any termination of Executive's employment, or (ii) Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not Executive's claim is upheld by an arbitral panel or a court of competent jurisdiction; provided, however, Executive shall be required to repay to the Company any such amounts to the extent that an arbitral panel or a court issues a final and non-appealable order, judgment, decree or award setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith. In addition, Executive shall be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit hereunder. All such payments shall be made within five business days after delivery of Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

      11. Representations and Warranties. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

      12. Restrictions on Conduct of Executive.

            (a) General. Executive has been employed by the Company (and by AWE prior to the Merger) since November 1, 2003. Executive acknowledges that during the term of his employment in various capacities with the Company and AWE, Executive has gained access to Confidential Information, Trade Secrets, and matters of strategic importance that will continue beyond his employment with the Company. Executive has acquired knowledge of all aspects of the Company's business, on a national and regional level, including but not limited to: wireless voice and data communications, distribution, operations, pricing, networks, business development, wireless operations, marketing, sales, market and product management, advertising, trade secrets, strategic planning, rate information, technology, and growth strategies and initiatives. Executive has acquired and possesses unique skills as a result of his employment with the Company. The Trade Secrets with which Executive has been involved are critical to the Company's success. Disclosure of this information to a subsequent employer/competitor would be inevitable and inherent as a part of Executive's performance of services for such an employer. Executive agrees that the restrictions imposed on his under this Section are reasonable and that less restrictive provisions are not feasible. Executive represents to the Company that Executive's education, training and experience are such that this covenant not to compete will not jeopardize or significantly interfere with Executive's ability to secure other gainful employment as Executive's skills are transferable to and in demand in industries and markets outside the scope of this Agreement.

            (b) Definitions. The following capitalized terms used in this
Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                  "Competitive Services" means becoming a director, officer, employee or consultant to a Competitor.

                  "Competitor" means with, respect to Section 12(c)(iv) and a termination of Executive's employment occurring prior to October 26, 2006, the following companies and their successors: Verizon Communications Inc.; Sprint Corporation; Nextel Communications, Inc.; and T-Mobile USA, Inc. With respect to
Section 12(c)(iv) and a termination of Executive's employment occurring on or after October 26, 2006, "Competitor" shall have the meaning set forth in Section IV.A.2 of the AT&T Wireless Non-Competition Guideline, as attached to this Agreement as Exhibit A.

                  "Confidential Information" means all information regarding the Company, AWE, SBC, or Bellsouth, or any parent, subsidiary, or affiliate entity thereof (the "Affiliated Companies"), and the activities, business, and customers of the Affiliated Companies, that is not generally disclosed by practice or authority of the Affiliated Companies to persons not employed by the Affiliated Companies and that is the subject of reasonable efforts to keep it confidential but does not rise to the level of a Trade Secret, the unauthorized use or disclosure of which may be reasonably expected to result in injury or damage to one or more of the Affiliated Companies.. To the extent that such information does not rise to the level of a Trade Secret, Confidential Information shall include, but not be limited to, product concepts, service concepts, production techniques, service techniques, technical information regarding products or services of the Affiliated Companies, production processes and product/service development, operations techniques, product/service formulas, information concerning the Affiliated Companies' techniques for use and integration of products/services, current and future development and expansion or contraction plans of the Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, customer profile information, customer activity information, current and prospective customer identification information, information concerning the legal affairs of the Affiliated Companies and certain information concerning the strategy, tactics, and financial affairs of the Affiliated Companies. "Confidential Information" shall not include (i) information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Affiliated Companies; (ii) information that is filed with the Securities and Exchange Commission ("SEC") and is not subject to a request for confidential treatment made to the SEC or any other government agency or authority; or (iii) information that becomes, or has become, available to Executive from a source other than the Affiliated Companies, provided that such source is not known by Executive to be bound by a confidentiality agreement or other obligation of confidentiality to the Affiliated Companies or their representatives. This definition shall not limit any definition of "confidential information" or any equivalent term under the Georgia Trade Secrets Act or any other state, local or federal law.

                  "Restrictive Covenants" means the restrictive covenants contained in Section 12(c) hereof.

                  "Territory" means the United States of America, including its possessions and territories.

                  "Trade Secret" means all secret, proprietary or confidential information regarding Company or Company activities that fits within the definition of "trade secrets" under the Georgia Trade Secrets Act. Without limiting the foregoing or any definition of Trade Secrets, Trade Secrets protected hereunder shall include all source codes and object codes for Company software, client and prospective client lists and identification information and marketing sales plans and information to the extent that such information fits within protections of the Georgia Trade Secrets Act. Nothing in this Agreement is intended, or shall be construed, to limit the definitions, protections or remedies of the Georgia Trade Secrets Act or any other applicable law protecting trade secrets or other confidential information. This definition shall not limit any definition of "trade secrets" or any equivalent term under the Georgia Trade Secrets Act or any other state, local or federal law. "Trade Secrets" shall not include (i) information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company; (ii) information that is filed with the Securities and Exchange Commission ("SEC") and is not subject to a request for confidential treatment made to the SEC or any other government agency or authority; or (iii) information that becomes, or has become, available to Executive from a source other than the Affiliated Companies, provided that such source is not known by Executive to be bound by a confidentiality agreement or other obligation of confidentiality to the Affiliated Companies or their representatives.

            (c) Restrictive Covenants.

                  (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. Executive covenants and agrees that during the Retention Period and for a period of three (3) years immediately following Executive's termination of employment with the Company, Executive shall not, directly or indirectly, transmit or disclose, or threaten to transmit or disclose, any Trade Secrets or Confidential Information to any person and shall not make use, or threaten to make use, of any such Trade Secrets or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of the Company, except for a disclosure that is required by law or court order, in which case Executive shall provide the Company prior written notice of each request for information subject to such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "Trade Secret", this subparagraph is not intended to, and does not, limit the rights or remedies of the Affiliated Companies thereunder and the time period for prohibition on disclosure or use of such information shall not expire after three (3) years but shall last until such information is no longer a Trade Secret.

                  The Executive acknowledges that any disclosure to any third party of Trade Secrets or Confidential Information not expressly allowed by this Agreement, as from time to time amended, is detrimental to the Company. In the event that any Trade Secret or Confidential Information is disclosed by Executive intentionally or through negligence in violation of this Agreement, Executive shall be immediately, directly and principally, liable with no limitation for any and all costs, claims and damages (including, but not limited to, special, indirect, incidental and consequential damages, and reasonable attorneys' fees and costs of litigation) sustained by the Company as a result of such disclosure or negligence.

                  (ii) Nonsolicitation of Protected Employees. During the Retention and for a period of one (1) year after the Executive's termination of employment with the Company, Executive will not, directly or indirectly, induce, recruit or solicit any employee of the Affiliated Companies to leave the employ of these companies, or recruit or attempt to recruit such persons to accept employment with another business; provided, however, that this restriction shall apply only to employees of these companies with whom Executive had material contact within one year prior to the end of the Retention Period. However, Executive may offer employment on behalf of himself or on behalf of any company or entity to any such employee who terminated his or his employment without any recruiting, inducement or attempted inducement or solicitation by Executive.

                  (iii) Restriction on Relationships with Protected Customers. In consideration of the compensation and benefits being paid by the Company to Executive hereunder, Executive hereby agrees that during the Retention Period and for one (1) year after Executive's termination of employment with the Company, Executive shall not, directly or indirectly, on behalf of himself or of anyone other than the Company, solicit or attempt to solicit for the purpose of providing wireless telecommunications (voice and data) products or services of the type provided by the Company or AWE, any customer of the Company or AWE whom Executive actively solicited or with whom Executive worked or otherwise had material contact in the course of Executive's employment with the Company or AWE. Executive agrees to exercise his best efforts to prevent any of the activities listed in this Section from occurring. For purposes of this Section, the term "customer" shall include retailers and end users who buy Company products or services or AWE products or services. Also for purposes of this Section, "material contact" occurs when (i) Executive had business dealings with the customer on the Company's or AWE's behalf; (ii) Executive was responsible for supervising or coordinating the dealings between the customer and the Company or AWE; or (iii) Executive obtained Trade Secrets or Confidential Information about the customer as a result of Executive's association with Company or AWE.

                  (iv) Subsequent Competition. In consideration of the compensation and benefits being paid by the Company to Executive hereunder, Executive covenants and agrees that (i) for a period of 30 months following Executive's termination of employment with the Company if such termination occurs prior to October 26, 2006, or (ii) for a period of 12 months following Executive's termination of employment with the Company if such termination occurs on or after October 26, 2006, Executive shall not, without the written consent of the Company's Executive Vice President, Human Resources and subject to the procedure for such consent below, provide Competitive Services to any Competitor within the Territory.

                  Executive may subject a description of any proposed activity in writing to the Company's Executive Vice President, Human Resources, and the Company shall use its best efforts to advise Executive in writing within a reasonable period of time as to whether such proposed activity would constitute a violation of this Agreement.

            (d) Enforcement of Restrictive Covenants.

                  (i) Rights and Remedies Upon Breach. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court or tribunal of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  (ii) Severability of Covenants. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

                  (iii) Reformation. The parties hereunder agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any tribunal of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the tribunal shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

                  (iv) Non-Competition Guideline. Nothing under this Agreement affects the Company's or Executive's rights under the AT&T Wireless Non-Competition Guideline, as approved by the Compensation Committee of the AWE Board of Directors on September 18, 2002, as attached to this Agreement as Exhibit A. Provided, however, the consent to compete, described in Section V.I. of the Non-Competition Guideline, shall not be unreasonably withheld by the Administrator (as defined in the Guideline), taking into consideration the nature of the proposed competitive activity, the identity of the competitor, the magnitude of the potential competitive harm to the Company and such other factors as the Administrator in his sole discretion shall consider. Further provided, however, that any actions to enforce the Non-Competition Guideline shall be subject to the applicable statute of limitations determined under the law of the State of Washington.

      13. Assignment and Successors.

            (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any surviving entity resulting from a recapitalization, reorganization, merger, consolidation, statutory share exchange or similar form of transaction involving the Company, or the sale or other disposition of all or substantially all of the Company's assets, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      14. Miscellaneous.

            (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

            (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any tribunal of competent jurisdiction to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

            (c) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including without limitation, the Employment Agreement and the Severance Plan.

            (d) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

            (e) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

            To the Company:   Cingular Wireless
                              5565 Glenridge Connector
                              Suite 1700
                              Atlanta, Georgia  30342
                              Attention: General Counsel

            To Executive:     William Hague
                              842 84th Avenue NE
                              Medina, WA 98039

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

            (f) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

            (g) Construction. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

            (h) Withholding. The Company or its subsidiaries, if applicable, shall be entitled to deduct or withhold from any amounts owing from the Company or any such affiliate to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from the Company or any of its affiliates. In the event the Company or its affiliates do not make such deductions or withholdings, Executive shall indemnify the Company and its affiliates for any amounts paid with respect to any such Taxes.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Retention Agreement as of the date first above written.

                                       CINGULAR WIRELESS CORPORATION

                                       By: /s/ Rickford D. Bradley
                                           ----------------------------------
                                       Name: Rickford D. Bradley
                                       Title: Executive VP - Human Resources

                                       EXECUTIVE:

                                       By: /s/ William Hague
                                           ---------------------------------
                                       Name: William Hague